Exhibit 5.1

OTEMACHI PARK BUILDING 1-1-1 OTEMACHI, CHIYODA-KU TOKYO 100-8136, JAPAN TEL: 81-3-6775-1000

Privileged and Confidential

Nomura America Finance, LLC

Worldwide Plaza

309 West 49th Street

New York, New York 10019-7316

Nomura Holdings, Inc.

13-1, Nihonbashi 1-chome,

Chuo-ku, Tokyo 103-8645,

Japan

July 20, 2023

Ladies and Gentlemen:

We have acted as Japanese counsel to Nomura America Finance, LLC (the “Company”) and Nomura Holdings, Inc. (the “Guarantor”) in connection with their registration statement on Form F-3 (the “Registration Statement”) to be filed with the U.S. Securities and Exchange Commission on July 20, 2023 under the U.S. Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the senior debt securities (the “Securities”) of the Company and the guarantees (the “Guarantees”) thereof by the Guarantor. The Securities and the Guarantees are to be issued or given pursuant to a guaranteed senior debt indenture dated September 30, 2010 (the “Indenture”) among the Company, the Guarantor and Deutsche Bank Trust Company Americas, which is to be attached as an exhibit to the Registration Statement.

For the purpose of this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary, including the Articles of Incorporation of the Guarantor, the Indenture, the Registration Statement and the prospectus dated July 20, 2023 included in the Registration Statement. In such examination, without independent investigation, we have assumed the genuineness of all signatures and seal impressions, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic, reproduced or conformed copies, the authenticity of the originals of such documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

Based upon the foregoing and subject to the qualifications and limitations stated herein, we are, as of the date hereof, of the opinion that, assuming that the terms of the Securities of any tranche and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the entire amount of the purchase price for the Securities of such tranche has been paid in full and the certificates for such Securities have been duly signed, authenticated and delivered in accordance with the terms of the Indenture, the relevant Guarantees have been duly executed, authorized and delivered by the Guarantor, and that such Securities and the relevant Guarantees will constitute legally valid and binding obligations of the Company or the Guarantor, as the case may be, under the laws of the State of New York, such Guarantees will constitute legally valid and binding obligations of the Guarantor in accordance with their terms, subject to bankruptcy, civil rehabilitation, reorganization, or other similar laws relating to or affecting creditors' rights generally.

TOKYO, OSAKA, NAGOYA, BEIJING, SHANGHAI, HONG KONG, SINGAPORE, HANOI, HO CHI MINH CITY, BANGKOK, JAKARTA, LONDON

www.amt-law.com

Privileged and Confidential

The foregoing opinion is limited to matters of the laws of Japan, and we express no opinion herein as to any matter of law other than the laws of Japan.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the captions “Enforcement of Civil Liabilities” and “Validity of the Securities and Guarantees” in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act. In addition, if a pricing supplement relating to the offer and sale of any particular Security is prepared and filed by the Company with the U.S. Securities and Exchange Commission on the date of this opinion or on a future date and the pricing supplement contains a reference to Mayer Brown LLP’s reliance on our opinion, this consent shall apply to such reference to us and our opinion.

Yours faithfully,

/s/ Anderson Mori & Tomotsune